AMENDMENT TO THE JOINT VENTURE AGREEMENT

THIS AMENDMENT TO THE JOINT VENTURE AGREEMENT (this "**Amendment**"), dated as of March 11, 2026, is entered into by IDEAFORGE TECHNOLOGY INC., a Texas corporation ("**IdeaForge**"), and FIRST BREACH INC., a Delaware corporation ("**First Breach**", and together with IdeaForge, the "**Parties**"). Capitalized terms used but not defined herein have the meanings given in the JV Agreement (defined below).

WHEREAS the Parties entered into that certain Joint Venture Agreement dated September 23, 2025 (the "**JV Agreement**") relating to First Forge Technology Inc., a Delaware corporation (the "**JV**") and the Parties now desire to amend the JV Agreement pursuant to Section 20.5 thereof.

NOW, THEREFORE, the Parties agree as follows:

1. Amendments to JV Agreement.

A. Schedule I (Definitions).
Schedule I, Part A is amended as follows to add, revise, or amend the following definitions in alphabetical order:

(a) **"Series A Preferred Stock"** means the preferred stock of the JV, par value $0.0001 per share, designated as Series A Preferred Stock, with the rights set forth in the Certificate of Designation for the Series A Preferred Stock dated March [●], 2026, a summary of which is attached in Schedule XII of this Agreement.

(b) Replace the definition of **"Initial Capital Contribution"** with:

"Initial Capital Contribution" shall mean up to USD 25,000,000 (United States Dollars Twenty Five Million) or such other amount as may be agreed between the Parties, to be invested by FB from the total Capital Contribution in the JV.

(c) Add definition of "**First Tranche Investment Amount**":

"**First Tranche Investment Amount**" shall mean USD 10,000,000 (United States Dollars Ten Million), or such other amount as may be agreed between the Parties, to be invested by FB from the Initial Capital Contribution in the JV, on the Funding Date.

(d) Add the following definition of "**Funding Date**":

"**Funding Date**" means December 31, 2026, or such other date agreed upon by the JV Parties.

(e) Replace the definition of "Common Stock" with:
"Common Stock" shall mean shares of the common stock, of par value $0.0001 per share, of the JV.

B. Amendment to Clause 4.2.1 (Capital Contribution)

Clause 4.2.1 is amended as follows:

The first sentence of Clause 4.2.1 sentence is hereby deleted in its entirety and replaced with the following:

"FB shall make a total capital contribution (including the Initial Capital Contribution) in the JV of such amount as may be required by the JV for its operations and as may be agreed between the Parties ("**Capital Contribution**"). The First Tranche Investment Amount shall be invested by FB in the JV as on the Funding Date, which shall be applied toward and counted as part of the Initial Capital Contribution. The balance of Initial Capital Contribution shall be invested by FB in the JV on or before _December 31, 2027_.

C. Amendment to Clause 4.3 (Shareholdings).

1. Clause 4.3 is amended by adding the following sentence at the end thereof:

"The JV may issue such class of preferred stock to the Series A Preferred Stock to FB in connection with capital contributions, and such stock shall not be considered Shares for purposes of this Clause 4.3 or Schedule II and shall not affect the JV Parties' shareholding percentages, as outlined on Schedule II to this Agreement."

2. Clause 4.3(i) and Clause 4.3(ii) of the Agreement are hereby amended by deleting the reference to "1,000" therein and replacing it with "5,000."

D. Addition of Clause 4.4 (Structure)

Clause 4.4 shall be added in the Agreement, and shall read as follows:

"4.4. Structure: The Parties shall undertake such actions as may be required to maintain JV Parties' shareholding percentages, as set out in Schedule II of this Agreement. The Parties may require JV to issue Series A Preferred Stock to FB, with the rights set forth in the certificate of designation for Series A Preferred Stock, a summary of which is attached in Schedule XII of this Agreement.

E. Amendment to Schedule III (Conditions Precedent)

Schedule III is amended by deleting Section 6 and replacing it with the following:

"6. FB shall have made all necessary arrangements for the purposes of investing the Capital Contribution in the JV."

F. Amendment to Schedule IV (Closing)

Schedule IV is amended by deleting Section 1.1 and replacing it with the following:

"1.1. FB shall remit a portion of the First Tranche Investment Amount to the designated bank account of the JV on or before the Funding Date."

G. Amendment to Schedule V

The header to Schedule V shall be amended to "Indicative Cash Flow" and shall replace "Funding Schedule".

H. Insertion of Schedule XII.

The Agreement is hereby amended by inserting a new Schedule XII (Summary of Certificate of Designations of Series A Preferred Stock dated March [●], 2026), attached hereto as Annexure I, which shall form part of and be incorporated into the Agreement.

I. Amendment to Schedule II.

Schedule II of the Agreement is hereby amended such that each reference to "1,000" shares in respect of IF and FB is deleted and replaced with "5,000", such that Schedule II shall reflect that IF holds 5,000 shares (50%) and FB holds 5,000 shares (50%) of the JV as of the Closing Date.

Except as expressly amended by this Amendment, all of the terms and provisions of the JV Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference. In the event of any conflict between this Amendment and the JV Agreement, this Amendment controls to the extent of such conflict.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

IDEAFORGE TECHNOLOGY INC.

Signed by:

By: ______________________

C8542403C87E4CE...

Name: Ankit Mehta

Title: Authorized Signatory

Signed by:

95D3A45FA5DC4B0...

Amit Shrishrimal

Witness

FIRST BREACH INC.

DocuSigned by:

By: ______________________

58811EE06E64405...

Name: Jeffrey Low

Title: Chief Executive Officer

Annexure I

Summary of Certificate of Designation for the Series A Preferred Stock dated March [●], 2026.

The proposed method below is intended to structure the First Forge JV in such a manner as to expedite the formation and subsequent investment transaction, to rapidly enable full fledged operations to commence.

First Forge Inc.("**FF**") is currently incorporated under Delaware law with the total number of shares of capital stock which the Corporation shall have authority to issue is: 10000 shares Common Stock with $0.0001 par value.

This proposed structure below ensures the exact same rights and value creation in FF for both ideaForge Inc. ("**IF**") and First Breach Inc. ("**FB**"), as executed in the JV agreement.
Two separate shareholding instruments comprise the transaction as described below:

- **Common Stock** : Ensures 50-50 share, voting rights and dividend payout for both FB and IF.
- **Preferred Stock (Series A)**: Ensures FB can make cash investments without diluting IF

<u>COMMON STOCK ISSUANCE</u>
WHEREAS,

1. The JV specifies FF will be owned 50/50 by IF and FB;
2. The total authorized stock in FF is 10,000 shares of Common Stock of $0.0001 par value.
3. To execute Clause 1 above, 50% authorized FF stock shall be issued for $1 to both IF and FB, respectively.
4. FF will be owned 50/50 by way of both IF and FB holding 5000 shares each of Common Stock of $0.0001.00 par value.
5. FF Common Stock shall:
    a. **Dividend:** Earn a dividend per share
    b. Voting Rights: Have voting rights
    c. **No Interest**: Not earn any interest
    d. **No Capital Return**: Shall not have any terms of capital return
    e. **Extra Value**: have no extra value by any means beyond the 50% JV partnership
    f. **Redemption**: being equity, not debt, it is non-redeemable
    g. **Non-transferable** without mutual consent

<u>PREFERRED STOCK ISSUANCE</u>

WHEREAS,

1. Preference shares carry only those rights ascribed to them contractually by FF, therefore making this structure viable under Delaware law.
2. To allow future investments by FB without altering the 50:50 nature of the JV and to ensure IF's and FB's Inc's 50% ownership of the Common Stock remains intact and undiluted, each time FB contributes additional investments, it shall be issued as a new **Series A Preferred Stock** that is:

<table>
<tr><td>Non-Convertible: This stock will never turn into Common Stock.</td><td>This ensures that both FB and IF hold 50-50 Common Stock at all times</td></tr>
<tr><td>No Voting Rights: This stock carries no voting rights.</td><td>Voting rights are already granted to both FB and IF through Common Stock</td></tr>
<tr><td>No Dividend: Shall not earn any dividend</td><td>Right to Dividend is already granted to both FB and IF through Common Stock</td></tr>
<tr><td>No Interest: Shall not earn any interest</td><td rowspan="6">This ensures that the capital is treated as an equity investment just like Common Stock and doesn't create a new class of investor for FF</td></tr>
<tr><td>No Capital Return: Shall not have any terms of capital return</td></tr>
<tr><td>No Extra Value: Shall have no any extra value by any means beyond the 50% JV partnership</td></tr>
<tr><td>No Debt/Redemption: The instrument must be equity, not debt. It should be non-redeemable (perpetual) and have no mandatory repayment date.</td></tr>
<tr><td>Non-Redeemable (Perpetual): This stock stays on the balance sheet as equity forever.</td></tr>
<tr><td>No Liquidation Preference: Upon a liquidation event of FF, there is no liquidation preference or payout against this stock</td></tr>
<tr><td></td><td></td></tr>
</table>